Exhibit 10.86


          [RELEVANT SUBSIDIARY OF HUNGARIAN TELEPHONE AND CABLE CORP.]
                                   as Pledgor


                                       and


                         POSTABANK ES TAKAREKPENZTAR RT.
                                   as Pledgee








                        --------------------------------

                                  MORTGAGE AND
                                PLEDGE AGREEMENT
                               SECURING BANK LOAN
                        --------------------------------










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THIS MORTGAGE AND PLEDGE  AGREEMENT  SECURING BANK LOAN ("Pledge  Agreement") is
made on October 15, 1996

BETWEEN:

(1) [Relevant Subsidiary of Hungarian Telephone and Cable Corp.] (the "PLEDGOR" or the "BORROWER"); and

(2)      POSTABANK ES TAKAREKPENZTAR RT. 1132 Budapest, Vaci ut 48.
         (the "PLEDGEE").

         (the Pledgor and the Pledgee are hereinafter together referred to as the "PARTIES").


WHEREAS:

(i) The Pledgee has issued a commitment letter dated September 30, 1996 which was amended the same day (the "Commitment Letter") in which the Pledgee irrevocably stated and confirmed that it would finance the telecommunication development of the Pledgor, directly on one hand, and according to the terms and conditions of the Commitment Letter with the cooperation of enterprises jointly appointed by Fazis Rt. and the Pledgee on the other, and the Pledgee shall accept full responsibility for the provision of the facility;

(ii) Based on the Commitment Letter, the Parties entered into the Borrower's Individual Loan Agreement on October 15, 1996;

(iii) In order to secure the Borrower's Individual Loan Agreement, the Parties agreed to enter into security arrangements, i.e a Security Agreement and this Pledge Agreement Securing Bank Loan;



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NOW IT IS HEREBY AGREED AS FOLLOWS:

1        INTERPRETATION

         Terms defined in the Borrower's Individual Loan Agreement shall have the same meanings in this Pledge Agreement save as otherwise provided herein.

         "BORROWER'S INDIVIDUAL LOAN AGREEMENT" means the individual loan agreement the Borrower has entered into between the Pledgee as lender, the Borrower as borrower and and HTCC USA as guarantor;

         "CIVIL CODE"  means the Act No. IV of 1959 as amended;

         "MULTI CURRENCY CREDIT FACILITY AGREEMENT" means the credit facility agreement made between Hungarotel Rt., Papatel Rt., KNC Rt., Raba-Com Rt., HTCC Consulting Rt. as borrowers, Postabank es Takarekpenztar Rt. as lender and Hungarian Telephone and Cable Corp. as guarantor effective as of October 15, 1996;

         "OUTSTANDING OBLIGATIONS" means collectively, all moneys and liabilities in the currency in which such moneys and liabilities are expressed to be payable which are now or may at any time hereafter be due, owing or incurred and which remain outstanding from any of the obligations incurred under the Borrower's Individual Loan Agreement to the Pledgee;

         "PLEDGE"  means the pledge created by this Agreement;

         "PLEDGED GOODS" means all movable and immovable assets owned by the Pledgor (i) which were acquired and/or furnished by the Pledgor under the previous credit facilities borrowed by the Pledgor which are to be repaid by the proceeds of the Borrower's Individual Loan Agreement and
         (ii) which are or

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         will be acquired and/or  furnished by using the Loan borrowed under the
         Borrower's Individual Loan Agreement. A list of the immovable property will be created in cooperation with the Pledgee within twenty one (21) days of the execution of this Agreement and a list of the remaining assets will be created within thirty (30) days of the execution of this Agreement.

         "REGISTRY OF ASSETS" means the registry to be kept by the Pledgor in accordance with Section 42 of Act No. XVIII of 1991 on Accounting.

2        EXCLUDED GOODS

2.1 The Parties agree that the Pledged Goods do not include any assets acquired by the Pledgor using funds other than those provided under the Borrower's Individual Loan Agreement.

3        CREATION OF PLEDGE

3.1 The Pledgor hereby confirms its obligation to repay the Loan together with interest thereon and any other sums, including interest in case of late payment and execution costs, due in respect thereof under the Borrower's Individual Loan Agreement.

3.2 The Parties hereby agree to create (i) a pledge securing the Loan over the movable Pledged Goods and (ii) a mortgage over the immovable Pledged Goods in order to secure the Outstanding Obligations of the Pledgor in the amount of the HUF equivalent of USD __________ plus interest and charges thereon.

3.3 The Parties agree that all of the Pledged Goods serve as security for the total Outstanding Obligations.


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4        CONTINUING SECURITY

4.1      The Pledge constituted by this Agreement shall:

         (i) be a continuing security for the payment, satisfaction and discharge in full of the Outstanding Obligations and shall not be considered as satisfied or discharged or prejudiced by any intermediate payment, satisfaction or settlement of the whole or any part of the Outstanding Obligations or any other matter or thing whatsoever;

         (ii) be in addition to and shall not operate so as in any way to prejudice or affect or be prejudiced or affected by any encumbrance, guarantee, indemnity or other right or remedy which the Pledgee (or any person on their behalf) may now or at any time hereafter hold for or in respect of the Outstanding Obligations or any part thereof; and

         (iii) not be prejudiced by any time or indulgence granted to any person, or any abstention or delay by the Pledgee in perfecting or enforcing any encumbrance, securities, guarantees, rights or remedies that the Pledgee may now or hereafter have from or against the Pledgor.

5        RIGHTS AND OBLIGATIONS OF THE PLEDGOR

5.1 The Pledgor shall enter the Pledge into the Registry of Assets.

5.2 The Pledgor at its cost shall enter into insurance contracts with various insurance companies in accordance with Section 3.4 of the Business Regulations for Loans of the Pledgee

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         covering  the  Pledged  Goods.  The Pledgor  undertakes  that it shall, forthwith upon the execution of this Pledge Agreement, notify the relevant insurance companies of the interest of the Pledgee in the policies. In the event of a claim, the Pledgor undertakes to instruct the relevant insurance company that the proceeds are to be deposited in a special account held by the Pledgee, and may only be used to replace the lost or damaged assets giving rise to the claim. The Pledgor shall furnish the Pledgee with access to the aforesaid insurance policies on request.

5.3 The Pledgor is entitled to use the Pledged Goods for their proper purpose and shall ensure that the Pledged Goods are always maintained with due care. This right includes the right to sell, transfer or assign the Pledged Goods or any part thereof in accordance with its normal course of business or otherwise with the prior written consent of the Pledgee.

5.4 The Pledgor shall inform the Pledgee on any material change incurred in the value and saleability of the Pledged Goods other than in the ordinary course of business.

5.5 The Pledgor agree that the Pledgee will register a mortgage over the immovable Pledged Goods for the total amount of the Outstanding Obligations into the Land Registry in favour of the Pledgee.

6        RIGHTS AND OBLIGATIONS OF THE PLEDGEE

6.1 The Pledgee is entitled to check at any time on the premises of the Pledgor the existence, secure handling and proper use of the Pledged Goods. A person properly authorised by the Pledgee is entitled to carry out such verification on behalf of the Pledgee. The person acting on behalf of the Pledgee shall prove his authorisation with an authorisation document duly signed by the Pledgee.


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6.2      The  Pledgee  may  if,  in its  reasonable  opinion,  it  considers  it necessary for securing the Outstanding Obligations, segregate at the cost of the Pledgor the Pledged Goods from other assets of the Pledgor.

7        ENFORCEMENT OF PLEDGE

7.1 Upon the occurrence of an Event of Default and the expiry of the notice period defined in clause 8.2 of the Borrower's Individual Loan Agreement, and in the absence of waiver or any new agreement the Pledgee may, during a period of 90 days, solicit offers for the Pledged Goods.

         7.1.1 If, at the end of the 90 day period, the Pledgee has received a bona fide offer in writing (the "Offer"), and which
         (i) is backed with a bank guarantee from a bank independent of the Lender; or
         (ii) is backed with an unconditional irrevocable guarantee from a company rated A by both Standard & Poors and Moodys; or
         (iii) is from a third party which itself is a company rated A by both Standard & Poors and Moodys;

                           it will notify the Pledgor of all aspects of the Offer and the Pledgor has 15 business days to make a payment to the Bank equivalent to that of the Offer in order to retain its ownership of the Pledged Goods; if the Pledgor cannot match the payment terms of the Offer within the 15 business day period, the Bank is free to accept the Offer; the Pledgor will take all actions necessary in order that the Pledgee may perfect the sale of the Pledged Goods.



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         7.1.2             If, at the end of the 90 day period, the Pledgee
                           has received no Offers definied in Clause 7.1.1, the Pledgor will have a further 90 day period to solicit offers for the Pledged Goods. If the Pledgor receive a bona fide offer in writing (the "Pledgor's Offer"), it will notify the Pledgee thereof. The Pledgee will have 15 business days to accept the Pledgor's Offer;

         7.1.3 if the Pledgor receives no offers by the end of this further 90 day period, the Pledgee may purchase 50% of the Pledged Goods for a price of 1 HUF.

7.2 The Pledgee confirms that until the occurrence of an Event of Default the Pledgor shall be entitled to sell or deal with the Pledged Goods in accordance with its normal course of business and to the extent provided by the Borrower's Individual Loan Agreement.

7.3 The Pledgee may for the repayment of the Outstanding Obligations enforce the Pledge in accordance with Chapter 2 of the Government Decree No 39/1984 (XI.5.) on Bank Credits. The Pledgee is entitled to choose from among the Pledged Goods listed in Schedule 1 those on which it will enforce the Pledge.

8        REPRESENTATION

8.1      The Pledgor represents that:

         (i) it is the sole owner of Pledged Goods, and, other than in regard to loans which will be repaid out of the proceeds of the Loan, and it has not agreed to sell or pledge or otherwise dispose of any of its rights to the Pledged Goods to any third person.

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                           The Parties agree that the Pledgor shall not, without
                           the prior written consent of the Pledgee, sell the Pledged Goods and create or permit to exist any encumbrance over the Pledged Goods other than as set out in the Agreement or as in the future required by law;

         (ii) there is no pending material litigation or third party claims against the Pledged Goods;

         (iii) it has all necessary power, has taken all necessary corporate action and has obtained all necessary consents of all government agencies and has taken all action necessary or required by law to enable it to execute and perform this Agreement.

8.2 The Pledgor hereby covenants with the Pledgee that it shall not take or omit to take any action the taking or omission of which might result in the alteration or impairment of any rights under the Pledged Goods or which might permanently adversely affect or diminish the value of the Pledged Goods.

9        REMEDIES AND WAIVERS

         No failure to exercise, nor any delay in exercising, on the part of the Pledgee any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

10       TERM OF THE PLEDGE AGREEMENT

         This Pledge Agreement shall terminate when the Pledgee certifies to the Pledgor, in writing, that the Outstanding


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         Obligations have been fully and finally  discharged.  The Pledgee shall take all actions necessary to ensure that the discharge of any mortgage over the Pledged Goods is notified on the Land Register.

11       COSTS AND EXPENSES

11.1 The Parties agree that all costs incurred in connection with this Agreement (insurance costs, registration costs, registration to the mortgage registry kept by the public notaries) shall be born by the Pledgor.

12       LEGAL DISPUTE AND GOVERNING LAW

12.1     LEGAL DISPUTES

         The Parties shall attempt to resolve all disputes pertaining to this Agreement through mutual consent, and in case of the failure of such attempts the Permanent Arbitration Court attached to the Hungarian Chamber of Commerce and Industry will be assigned exclusively to deal with the issue.

12.2     GOVERNING LAW

         This Agreement shall be governed by the laws of the Republic of Hungary. This Agreement is executed in Hungarian and English, and the Hungarian version will prevail in the event of any discrepancies.

13       MISCELLANEOUS

13.1     EFFECTIVENESS

         This Agreement shall come into effect upon the authorized signing by the Parties and receipt of the approval, if required, of the Minister of Transport, Telecommunications and


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         Water to the  pledge of the  Pledged  Goods,  and also  subject  to the approval of Tele Denmark and the Danish Investment Fund for Central and
         Eastern  Europe,   and  the  repayment  of  Siemens   Telefongyar  Kft.
         supplier's credit and the full payment of MATAV.

13.2     COMMUNICATIONS AND NOTICES

         Each communication and notice to be made hereunder shall be made in writing and, unless otherwise stated, shall be made by fax, and confirmed by letter to the following addresses and fax numbers:

         (1)      Postabank es Takarekpenztar Rt. 1132 Budapest, Vaci ut
                  48.
                  To the attention of: Geza Horvath Fax number: 270 2246

         (2)      [Relevant subsidiary of Hungarian Telephone and Cable
                  Corp.]
                  To the attention of: Andrew Nicholson  Fax number: 202
                  4778

13.3     LANGUAGE

         Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the Hungarian language and accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

13.4     COPIES

         This Agreement is signed in 8 original copies.


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13.5     CHANGES IN LAW

         The Parties agree that after coming into force of the modification of the Civil Code on pledges and mortgages, at the written request of the Pledgee, the Pledge will be registered into the mortgage registry kept by a public notary.


AS WITNESS the hands of the duly authorized representatives of the parties hereto the day and year first before written.


                  [Duly Executed by all of the Parties]